Exhibit (h)(1)

HMS INCOME FUND, INC.

Up to 150,000,000 Shares of Common Stock

DEALER MANAGER AGREEMENT

May 31, 2012

Hines Securities, Inc.

2800 Post Oak Boulevard, Suite 5000

Houston, Texas 77056-6118

Ladies and Gentlemen:

HMS Income Fund, Inc., a Maryland corporation (the “Company”), has prepared and filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form N-2 registering for public sale a maximum of 150,000,000 shares (the “Shares”) of its common stock, $.001 par value per share, to be issued and sold on a continuous basis at an initial price per share of $10.00 and for an aggregate purchase price of $1,500,000,000 (the “Offering”). There is no minimum number of Shares required to be sold in this Offering. Therefore, the Company intends to conduct its initial closing (the “Initial Closing”) as soon as practicable after the effective date of the Registration Statement (as defined below). After the Initial Closing, the Company intends to conduct closings on a semi-monthly or other periodic basis (each, a “Periodic Closing”) until conclusion of the Offering. All subscription payments will be placed in a segregated account and held in trust for the subscribers’ benefit, pending release to the Company at the next scheduled Periodic Closing, or achievement of the relevant Minimum Offering (as defined below), if applicable. While we have no minimum offering amount and may execute the sale of Shares immediately following effectiveness of the Registration Statement (as defined below), certain states may require the Company to sell a minimum number or dollar amount of Shares prior to selling Shares to residents of those states (each, a “Minimum Offering”).

The minimum purchase by any one person shall be $2,500 in Shares except as otherwise indicated in the Prospectus to the Registration Statement on Form N-2 (File No. 333-178548), as finally adopted or supplemented, or in any letter or memorandum from the Company to Hines Securities, Inc. (the “Dealer Manager”). The Dealer Manager is a corporation incorporated and presently in good standing in the State of Delaware, and is presently (a) registered as a broker-dealer with the SEC; (b) a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and (c) licensed or registered with the authorities administering the securities laws in all fifty (50) states in the United States, the District of Columbia and the Commonwealth of Puerto Rico as a securities broker-dealer authorized to offer and sell to members of the public securities of the type represented by the Shares. The Company desires to retain the Dealer Manager to use its best efforts to offer and sell the Shares on behalf of the Company and to manage such offers and sales by others, and the Dealer Manager is willing and desires to accept such retention, all upon the terms and conditions set forth in this Dealer Manager Agreement (this “Agreement”). The Offering shall be made pursuant to the terms and conditions of this Agreement and the Prospectus (as defined below) and, further, pursuant to the terms and conditions of all applicable federal securities laws and applicable securities laws of all jurisdictions in which the Shares are offered and sold. It is anticipated that the Dealer Manager will enter into Selected Dealer Agreements in the form attached to this Agreement as Exhibit “A” with other broker-dealers participating in the Offering (each dealer being referred to herein as a “Dealer” and said dealers being collectively referred to herein as the “Dealers”). The Company shall have the right to approve any material modifications or addendums to the form of the Selected Dealer Agreement. Terms not defined herein shall have the same meaning as in the Prospectus. In connection therewith, the Company and the Dealer Manager hereby agree as follows:

1.	Representations and Warranties of the Company

The Company represents and warrants to the Dealer Manager and each Dealer with whom the Dealer Manager enters into a Selected Dealer Agreement, during the full term of this Agreement that:

1.1 A registration statement with respect to the Company has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder, covering the Shares. Said registration statement, which includes a preliminary prospectus, was initially filed with the SEC on December 16, 2011. Copies of such registration statement and each amendment thereto have been or will be delivered to the Dealer Manager. The registration statement and prospectus contained therein when declared effective by the SEC and as may be amended or modified from time to time thereafter by any amendment (as to the registration statement) and/or supplements (as to the prospectus) are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus.”

1.2 The Company has been duly and validly organized and formed as a corporation under the laws of the State of Maryland, with the power and authority to conduct its business as described in the Prospectus.

1.3 At the time the Registration Statement becomes effective, including the time any post-effective amendment thereto becomes effective, the Registration Statement and Prospectus will comply with the Securities Act and the Rules and Regulations, and the Prospectus and any and all authorized sales materials prepared or approved by the Company for use with potential investors in connection with the Offering (“Authorized Sales Materials”), when used in conjunction with the Prospectus, will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus or Authorized Sales Materials as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information either (a) furnished by a Dealer in writing to the Dealer Manager or the Company, or (b) furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

1.4 The Company intends to use the funds received from the sale of the Shares for the purposes set forth in the Prospectus.

1.5 No consent, approval, authorization or other order of any governmental authority other than expressly noted in this Agreement for the effectiveness of the Registration Statement and blue sky filings is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws.

1.6 There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any court, arbitrator, federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign: (i) asserting the invalidity of this Agreement; (ii) seeking to prevent the issuance of the Shares or the consummation of any of the transactions contemplated by this Agreement; (iii) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, or the Shares; (iv) seeking to affect materially and adversely the federal income tax attributes of the Shares as described in the Prospectus or (v) that might materially and adversely affect the business or property of the Company. As of the date hereof, as of the date on which the Registration Statement (or any amendment thereto) becomes effective, and as of the date on which the Prospectus (or any supplement thereto) is filed with the SEC, there has not been and shall not have been: (A) any issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or, to the knowledge of the Company, the institution or threat of any proceeding for that purpose, or (B) any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or, to the knowledge of the Company, any initiation or threat of any proceeding for such purpose.

1.7 The Company has the power and authority to enter into and perform this Agreement, and execution and delivery of this Agreement by the Company has been duly and validly authorized by all necessary corporate action. This Agreement constitutes the valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights generally and by general equitable principles. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a material default under any articles of incorporation, by-law, any agreement or instrument to which the Company is a party or by which it is bound, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws. The Company is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that adversely affects: (A) the ability of the Company to perform its obligations under this Agreement; or (B) the business, operations, financial condition, properties or assets of the Company, except, with respect to any indenture, agreement or other instrument, such breach that would not reasonably be expected to have a material adverse effect.

1.8 The Shares, when subscribed for, paid for and issued, will be duly and validly issued, fully paid and non-assessable and will conform, in all material respects, to the description thereof contained in the Prospectus; no holder thereof will be subject to personal liability for the obligations of the Company solely by reason of being such a holder; such Shares are not subject to any statutory preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Shares shall have been validly and sufficiently taken.

1.9 The Company is not in violation of its articles of incorporation or its bylaws, or in default of any agreement, indenture or instrument, the effect of which violation or default which would be material to the Company.

1.10 The financial statements of the Company filed as part of the Registration Statement and those included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

1.11 Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement or the delivery and sale of the Shares have been or shall be paid on or prior to the date first above written.

1.12 The Company has complied and shall comply with all applicable federal and state laws in connection with the offer and sale of the Shares as well as the laws of any other applicable jurisdiction.

1.13 The Company has not, prior to the date of this Agreement, engaged in any activities with respect to the interests of this Agreement that would be inconsistent with any of the provisions of this Agreement, except for any activities that would not have a material adverse effect on the Company.

1.14 The Company has been organized in conformity with the requirements for qualification and taxation as a business development company for federal income tax purposes, and the Company is solely responsible for engaging in methods of operation to enable it to meet the requirements for qualification and taxation as a business development company under the Internal Revenue Code of 1986, as amended.

1.15 The Company is not and, after giving effect to the Offering of the Shares, will not be a “registered management investment company,” as such terms are used under the Investment Company Act of 1940, as amended.

2.	Covenants of the Company

The Company covenants and agrees with the Dealer Manager that:

2.1 It will prepare and file with the SEC and each appropriate state securities commission, at no expense to the Dealer Manager, the Registration Statement, including all amendments and exhibits thereto. In addition, it will furnish the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of the Shares of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; and (b) this Agreement.

2.2 It will prepare and file with the appropriate regulatory authorities, at no expense to the Dealer Manager, the Authorized Sales Materials. In addition, it will furnish the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of Authorized Sales Materials as the Dealer Manager may reasonably request.

2.3 It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions in the United States as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

2.4 It will use its best efforts to cause the Registration Statement to become effective with the SEC and each state securities commission which it deems appropriate in its sole discretion. If at any time the SEC or any state securities commission shall issue any stop order suspending the effectiveness of the Registration Statement, and to the extent the Company determines that such action is in the best interest of its stockholders, it will use its best efforts to obtain the lifting of such order at the earliest possible time. The Company shall not accept any subscriptions for Shares during the effectiveness of any stop order if the Registration Statement becomes unavailable for use in connection with the Offering for any reason.

2.5 If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

2.6 Each of the representations and warranties contained in this Agreement are true and correct and the Company will comply with each covenant and agreement contained in this Agreement.

2.7 It will be duly qualified to do business as a foreign corporation in each jurisdiction in which such qualification is necessary.

3.	Obligations, Covenants, and Representations and Warranties of Dealer Manager

3.1 Subject to the terms and conditions set forth herein, the Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash up to a maximum of 150,000,000 Shares through the Dealers, all of whom shall be members in good standing of FINRA, registered as a broker-dealer with the SEC and duly licensed or registered (or exempt from such licensing or registration), as a broker-dealer by the regulatory authorities in the jurisdictions in which such Dealer will conduct Share offers and sales. The Dealer Manager may also sell Shares for cash directly to its own clients, customers and employees (and certain family members of the Company and the Dealer Manager and their affiliates), subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. The Dealer Manager represents to the Company that it is a member in good standing of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Agreement.

3.2 Promptly after the effective date of the Registration Statement, but in no event prior to the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

3.3 The Dealer Manager shall, and, by virtue of entering into the Selected Dealer Agreement, each Dealer shall agree to, assure that all Share offers and sales are made in compliance with: (i) the terms of the Registration Statement, the Prospectus and this Agreement; (ii) the requirements of applicable federal and state securities laws and regulations; and (iii) the applicable rules of FINRA.

3.4 In each jurisdiction, the Dealer Manager shall and, by virtue of entering into the Selected Dealer Agreement, each Dealer shall agree to, assure that only Dealers and those of the Dealer Manager’s agents, employees or representatives who have effective licenses or registrations in such jurisdiction, as and if required by the securities or “blue sky” laws of such jurisdiction, review the suitability of Shares for, offer Shares for sale to, solicit offers to buy Shares from, otherwise negotiate with respect to, discuss the terms or merits of an investment in the Shares with, or provide any documents relating to the Shares to, any investors resident in such jurisdiction.

3.5 The Dealer Manager shall offer or sell, and, by virtue of entering into the Selected Dealer Agreement, each Dealer shall agree to offer and sell, the Shares only in those jurisdictions specified in writing by the Company. In effecting offers or sales in a jurisdiction, the Dealer Manager shall comply with all special conditions and limitations imposed on the Dealer Manager by such jurisdiction, as set forth in the blue sky survey (indicating the jurisdictions where it is believed offers and sales of the Shares may be made under applicable securities laws), which survey shall be made available by the Company to the Dealer Manager as soon as it is received by the Company.

3.6 The Dealer Manager will not purchase Shares for its own account.

3.7 To the extent that the Dealer Manager directly, and not indirectly through any Dealer, solicits or sells Shares to investors, the Dealer Manager represents and warrants the following: The Dealer Manager has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable FINRA rules, SEC Rules and the Bank Secrecy Act, Title 31 U.S.C. Sections 5311-5355, as amended by the USA PATRIOT Act, and related regulations (31 C.F.R. Part 103), specifically including, but not limited to, 31 U.S.C. 5318(h) (Anti-Money Laundering Programs) and 31 C.F.R. 103.122 (Customer Identification Programs for broker-dealers) (the “AML Rules”). In addition, Dealer Manager represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the Treasury Department’s Office of Foreign Assets Control (“OFAC” and such program is hereinafter referred to as the “OFAC Program”), and will continue to maintain its AML Program and OFAC Program consistent with the AML Rules and OFAC requirements during the term of this Agreement. The Dealer Manager hereby agrees, upon request of the Company, to provide an annual certification to the Company that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements; (ii) it has continued to implement its AML Program and its OFAC Program, and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. The parties expressly agree that in no event shall the Dealer Manager be responsible for customer identification issues or violations of the covenants set forth in this Section, with respect to any investors identified or solicited solely by any Dealer.

3.8 Representations and Warranties of Dealer Manager.

The Dealer Manager represents and warrants to the Company and each Dealer with whom the Dealer Manager enters into a Selected Dealer Agreement, during the full term of this Agreement that:

(a) At all times during the Offering, it is and shall be: (i) a corporation duly organized and validly existing under the laws of the State of Delaware with full power and authority to conduct its business; (ii) a member in good standing of FINRA; and (iii) a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the securities laws of all fifty (50) states, the District of Columbia, and the Commonwealth of Puerto Rico with the authority to engage in the public offer and sale of securities of the type represented by the Shares.

(b) The Dealer Manager has the power and authority to enter into and perform this Agreement; and the execution and delivery of this Agreement by the Dealer Manager has been duly and validly authorized by all necessary action. This Agreement constitutes the valid and binding agreement of the Dealer Manager, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights generally and by general equitable principles. The Dealer Manager is not in violation of its articles of incorporation or bylaws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Dealer Manager. None of: (i) the execution and delivery by the Dealer Manager of this Agreement; (ii) the consummation by the Dealer Manager of any of the transactions herein contemplated; and (iii) the compliance by the Dealer Manager with the provisions hereof, does or will, in any material respect, conflict with or result in a breach of any term or provision of the articles of incorporation or bylaws of the Dealer Manager or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Dealer Manager is a party or by which it is bound or, any material statute, order or regulation applicable to the Dealer Manager of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Dealer Manager. The Dealer Manager is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that adversely affects: (A) the ability of the Dealer Manager to perform its obligations under this Agreement; or (B) the business, operations, financial condition, properties or assets of the Dealer Manager, except, with respect to any indenture, agreement or other instrument, such breach that would not reasonably be expected to have a material adverse effect.

(c) The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, the Prospectus, or any Authorized Sales Materials does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) There are no actions or proceedings against, or investigations of, the Dealer Manager pending or, to the knowledge of the Dealer Manager, threatened, before any court, arbitrator, administrative agency or other tribunal: (i) asserting the invalidity of this Agreement; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; or (iii) that might materially and adversely affect the performance by the Dealer Manager of its obligations under, or the validity or enforceability of, this Agreement.

(e) Solicitation and other activities by the Dealer Manager hereunder shall be undertaken only in accordance with this Agreement, the Prospectus, the Securities Act, the Exchange Act, and the applicable rules and regulations of the SEC, FINRA, and any other applicable securities or blue sky laws and regulations. The Dealer Manager represents and warrants to the Company that it will not use any sales literature not authorized and approved by the Company, use any “broker-dealer use only” materials with members of the public, or make any unauthorized verbal representations in connection with offers or sales or the Shares. The Dealer Manager further represents and warrants to the Company that it shall promptly (a) notify the Dealers of any supplement or amendment to the Prospectus or Authorized Sales Materials, and (b) supply the Dealers with reasonable quantities of the Prospectus, any Authorized Sales Materials and any supplements or amendments thereto, to the extent provided to the Dealer Manager by the Company.

4.	Compensation of Dealer Manager

4.1 Except as otherwise provided in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions in the amount of 7.0% of the gross proceeds of the Shares sold in the Offering, the entire amount which may be re-allowed to Dealers, plus a dealer manager fee in the amount of 3.0% of the gross proceeds of the Shares sold in the Offering, of which up to 1.5% of gross proceeds from the Shares sold in the Offering may be paid by the Dealer Manager to Dealers. For these purposes, Shares shall be deemed to be “sold” if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable Offering and subscription documents, the Company has accepted the subscription agreement of such subscriber, such Shares have been fully paid for and the Periodic Closing and the relevant Minimum Offering, if applicable, have occurred. No selling commissions or dealer manager fee shall be paid with respect to Shares issued and sold pursuant to the Company’s distribution reinvestment plan. The Dealer Manager may pay out of its dealer manager fee up to an additional 1.0% of gross offering proceeds from the sales of Shares sold in the Offering by a Dealer, as reimbursements for distribution and marketing-related costs and expenses, such as fees and costs associated with attending or sponsoring conferences and technology costs. The Company may also reimburse the Dealer Manager, which may in turn reimburse the Dealers, for bona fide out-of-pocket itemized and detailed due diligence expenses. Notwithstanding the foregoing, no commissions, payments or amounts whatsoever will be paid to the Dealer Manager under this Section 4.1 with respect to Shares subject to a Minimum Offering until the Minimum Offering has been achieved. Until a Minimum Offering is achieved, proceeds from the sale of Shares related to such Minimum Offering will be held in a segregated account, as described in the Prospectus, and, if such Minimum Offering is not obtained, will be returned to such investors in accordance with the terms of the Prospectus. The Company will not be liable or responsible to any Dealer for direct payment of commissions or reimbursements to any Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions, fees and reimbursements to Dealers. Notwithstanding the above, at the discretion of the Company, and upon the Dealer Manager’s request, the Company may act as agent of the Dealer Manager by making direct payment of commissions to Dealers on behalf of the Dealer Manager without incurring any liability therefor.

(a) Notwithstanding this Section 4.1, as more fully described in the “Plan of Distribution” section of the Prospectus, certain sales of Shares will not be subject to all or a portion of the selling commission or dealer manager fee.

(b) In accordance with the volume discounts schedule set forth in the “Plan of Distribution” section of the Prospectus, the amount of selling commissions otherwise payable shall be reduced or eliminated with respect to sales to a subscriber or group of subscribers based upon the aggregate number of Shares purchased by such subscriber or group through the same Dealer. Dealers and/or subscribers are responsible for requesting that subscriptions be combined, if applicable, for the purpose of determining whether such subscriptions qualify for volume discounts.

(c) No selling commissions or marketing support fees shall be paid in connection with Shares purchased through the distribution reinvestment plan.

5.	Indemnification

5.1 The Company shall, to the extent permitted by applicable federal and state law (including, but not limited to, federal and state securities law), indemnify and hold harmless the Dealers and the Dealer Manager, their officers, directors, partners, employees, associated persons, agents and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, or (ii) in any Authorized Sales Materials (when read in conjunction with the Prospectus), or (iii) any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus), or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will reimburse the Dealer Manager, and its officers and directors and controlling persons, for any reasonable legal or other expenses reasonably incurred by the Dealer Manager, and its officers and directors and controlling persons, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager for use in the preparation of the Registration Statement, the Prospectus, such Authorized Sales Materials, or any such Blue Sky Application; and further provided that the Company will not be liable in any such case if it is determined that the Dealer Manager had knowledge of the matter or event giving rise to or resulting in such loss, claim, damage, liability or action.

5.2 The Dealer Manager will indemnify and hold harmless the Company and its officers and directors (including any persons named in any of the Registration Statements with his consent, as about to become a director), each person who has signed any of the Registration Statements and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof), or any Authorized Sales Materials (when read in conjunction with the Prospectus), or any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the

Prospectus) or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case described in clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically, the Prospectus, such for use with reference to the Dealer Manager in the preparation of the Registration Statement Authorized Sales Materials or any such Blue Sky Application, or (c) any failure of the Dealer Manager to comply with its obligations contained in Section 3 hereof, or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, or (e) any material violation of this Agreement by the Dealer Manager, or (f) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable rules of FINRA, including the SEC Rules and the USA PATRIOT Act of 2001, or (g) any other failure by the Dealer Manager, to comply with applicable rules of FINRA or the SEC Rules. The Dealer Manager will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

5.3 The Company and the Dealer Manager will jointly and severally indemnify and hold harmless each Dealer, its officers and directors and each person, if any, who controls such Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealer, its officers and directors, or any such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus) or any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus), Authorized Sales Material (when read in conjunction with the Prospectus) or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company and the Dealer Manager will reimburse Dealers and their officers and directors and controlling persons, for any reasonable legal or other expenses reasonably incurred by such Dealers and their officers and directors and controlling persons, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company and the Dealer Manager will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealers specifically for use in the preparation of the Registration Statement, the Prospectus, such Authorized Sales Materials or any such Blue Sky Application; and further provided that neither the Company nor the Dealer Manager will be liable in any such case if it is determined in a legal proceeding that the Dealers had knowledge of the matter or event giving rise to or resulting in such loss, claim, damage, liability or action.

Notwithstanding the foregoing, as required by Section II.G. of the Omnibus Guidelines of the North American Securities Administrators Association, Inc. (the “NASAA Omnibus Guidelines”), the indemnifications and agreements to hold harmless are further limited to the extent that no such indemnification by the Company of the Dealer Manager, or its officers, directors or control persons, pursuant to Section 5.1 above or by the Company or the Dealer Manager of a Dealer, or its officers, directors or control persons, pursuant to this Section 5.3 shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

5.4 Each Dealer, by its execution of a Selected Dealer Agreement with the Dealer Manager, severally will indemnify and hold harmless the Company, the Dealer Manager and each of their respective officers and directors

(including any persons named in any of the Registration Statements with his consent, as about to become a director), each person who has signed any of the Registration Statements and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus), or any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof), any Authorized Sales Materials (when read in conjunction with the Prospectus) or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case described in clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement, such Authorized Sales Materials or any such Blue Sky Application, or (c) any use of sales literature not authorized or approved by the Company or use of “broker-dealer use only” materials with members of the public or unauthorized verbal representations concerning the Shares by such Dealer or Dealer’s representatives or agents, or (d) any untrue statement made by such Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, or (e) any failure by such Dealer to comply with Section X or Section XII or any other material violation of the Selected Dealer Agreement, or (f) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable rules of FINRA, including the SEC Rules and the USA PATRIOT Act of 2001, or (g) any other failure to comply with applicable rules of FINRA, including the SEC Rules. Each such Dealer will reimburse the Company and the Dealer Manager and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

5.5 Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (but in no event in excess of 30 days after receipt of actual notice), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, notify in writing the indemnifying party of the commencement thereof and the omission so to notify the indemnifying party will relieve it from any liability under this Section 5 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 5.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

5.6 The indemnifying party shall pay all reasonable legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

5.7 The indemnity agreements contained in this Section 5 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement or any Selected Dealer Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 5.

6.	Survival of Provisions

The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares. The provisions of Sections 5 and 7 hereof shall also survive such termination.

7.	Applicable Law

This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Texas; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. The Company, the Dealer Manager and each Dealer hereby acknowledges and agrees that venue for any action brought hereunder or in connection herewith shall lie exclusively in Houston, Texas.

8.	Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

9.	Successors and Amendment

9.1 This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors, and to the benefit of the Dealers to the extent set forth in Sections 1 and 5 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

9.2 This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

10.	Term

This Agreement may be terminated by either party (a) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed during the term of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (b) on 60 days’ written notice.

In any case, this Agreement shall expire at the close of business on the effective date that the Offering is terminated. In addition, the Dealer Manager, upon the expiration or termination of this Agreement, shall (a) promptly deposit any and all funds in its possession which were received from investors for the sale of Shares into the appropriate account; and (b) promptly deliver to the Company all records and documents in its possession which relate to the Offering which are not designated as dealer copies. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish any orderly transfer of management of the Offering to a party designated by the Company. Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Sections 3 and 4, including commissions and dealer manager fees, at such time as such compensation becomes payable.

11.	Confirmation

The Company hereby agrees to prepare and send confirmations to all purchasers of Shares whose subscriptions for the purchase of Shares are accepted by the Company.

12.	Suitability and Minimum Purchase Requirements.

12.1 The Dealer Manager shall, and, by virtue of entering into the Selected Dealer Agreement, each Dealer shall agree to, with respect to Share offers and sales in which they are broker of record, assure that Shares are offered and sold (including reinvestment plan purchases) pursuant thereto only to prospective investors who, in each case:

(a) meets the investor suitability standards for the purchase of Shares, including the minimum income and net worth standards and the minimum purchase requirements, set forth in the Prospectus (the “Investor Standards and Requirements”);

(b) can reasonably benefit from an investment in the Shares based on such prospective investor’s overall investment objectives and portfolio structure;

(c) is able to bear the economic risk of the investment based on such prospective investor’s overall financial situation; and

(d) has an apparent understanding of (A) the fundamental risks of the investment; (B) the risk that such prospective investor may lose its entire investment; (C) the lack of liquidity of the Shares; (D) the background and qualifications of the Advisers of the Company; and (E) the tax consequences of the investment, including the need for such prospective investor to consult with its own advisers regarding any tax and other legal and financial consequences to such prospective investor of an investment in the Shares.

12.2 Pursuant to the terms of the Selected Dealer Agreements, the Dealer Manager shall require Dealers to make the determinations required pursuant to this Section 12 based on information they have obtained from each prospective investor, including but not limited to, such prospective investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent factors deemed by the Dealer Manager to be relevant. The Dealer Manager will rely upon each Dealer to gather such information and make such determinations with respect to investors solicited by such Dealer.

12.3 The Dealer Manager shall require each Dealer to maintain such records evidencing compliance with the determination of the Investor Standards and Requirements as required by this Section 12 herein, for a period not less than that required in order to comply with all applicable federal, state and other statutory and regulatory requirements.

13.	Submission of Orders

13.1 Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to “HMS Income Fund, Inc.” or, in the alternative, may be given instructions for wiring funds to the appropriate account. The Dealer Manager and any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 13. Transmittal of received investor funds will be made in accordance with the following procedures.

13.2 Where, pursuant to a Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted by the end of the next business day following receipt by the Dealer to the Company for deposit in a segregated account until the Initial Closing or the next Periodic Closing has occurred or until the relevant Minimum Offering has been achieved, as applicable.

13.3 Where, pursuant to a Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn transmit by the end of the next business day following receipt at a different location by the Final Review Office such checks to the Company for deposit in a segregated account until the Initial Closing or the next Periodic Closing has occurred or until the relevant Minimum Offering has been achieved, as applicable.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours, HMS INCOME FUND, INC.

By:	/s/ Ryan T. Sims
Name:	Ryan T. Sims
Title:	Chief Financial Officer and Secretary

Accepted and agreed as of the date first above written.

HINES SECURITIES, INC.

By:	/s/ Frank Apollo
Name:	Frank Apollo
Title:	Senior Vice President

EXHIBIT “A”

Form of Selected Dealer Agreement

See attached.